UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 13, 2009

PROLIANCE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other	1-13894	34-1807383
jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Gando Drive
New Haven, Connecticut	06513
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 401-6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     As previously reported, on July 2, 2009, Proliance International, Inc. (“Proliance”) and its United States subsidiaries (together with Proliance, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases are being jointly administered as In re: Proliance International, Inc., Case No. 09-12278 (the “Bankruptcy Case”).
     Also on July 2, 2009, Proliance and certain of the other Debtors (collectively, “Sellers”) entered into an acquisition agreement with Centrum Equities XV, LLC (“Buyer”) providing for the sale to Buyer of substantially all of Proliance’s North American assets (as previously amended, the “Acquisition Agreement”).
     On August 13, 2009, Sellers and Buyer entered into a second amendment to the Acquisition Agreement (the “Second Amendment”) to, among other things, provide for a fixed purchase price of $15.0 million, subject to adjustment based only on the Sellers’ level of cash collections from customers for the week beginning August 10, 2009. The purchase price will not otherwise be adjusted, including based on inventory or accounts receivables levels as was previously reported. The Second Amendment is incorporated herein by reference and is attached as Exhibit 2.1 to this report.
     A sale hearing concerning the approval of the acquisition of the North American assets by Buyer was held before the Bankruptcy Court on August 13, 2009. At the hearing, the Bankruptcy Court entered a final order approving the sale on the terms set forth in the Acquisition Agreement, as amended.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information provided in Item 1.01 above is incorporated herein by reference to this Item 2.01. The sale of the North American assets to Buyer was consummated under the provisions of Section 363 of the Bankruptcy Code on August 14, 2009, following the bidding process approved by the Bankruptcy Court.
     Proliance is continuing the separate process of marketing its Nederlandse Radiateuren Fabriek B.V. subsidiary in Europe. As previously disclosed, Proliance expects there will be no recovery to its common stockholders upon completion of the bankruptcy process.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is attached to this Current Report on Form 8-K:
2.1	Letter agreement, dated as of August 13, 2009, among Proliance International Inc., Aftermarket LLC, Proliance International Holding Corporation and Centrum Equities XV, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
By:	/s/ Arlen F. Henock
	Name:	Arlen F. Henock
	Title:	Executive Vice President and Chief Financial Officer

Date: August 18, 2009